ACCUMULATOR ADVISOR - IRA

                                      DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:    [JOHN DOE] [Owner must be the Annuitant]

ANNUITANT:     [JOHN DOE]               Age: [60]             Sex: [Male]

CONTRACT NUMBER:    [00000]

     ENDORSEMENTS ATTACHED:   Endorsement Applicable to [Traditional IRA, Roth
                              IRA] Contracts
                              Endorsement Applicable to Market Value Adjustment
                              Terms
                              Rider to Endorsement Applicable to Market Value
                              Adjustment Terms

          ISSUE DATE:                   [February 1, 2000]

          CONTRACT DATE:                [February 1, 2000]

          ANNUITY COMMENCEMENT DATE:    [February 1, 2030]

          [APPLICABLE FOR ANNUITANT ISSUE AGE 20 THROUGH 83 FOR ROLLOVER TRADITIONAL IRA AND CONVERSION ROTH IRA]

          THE MAXIMUM MATURITY AGE IS [90] -- SEE SECTION 7.03.
          The Annuity Commencement Date may not be later than the Processing Date which follows your [90th] birthday.

          [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
          However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age
          70 1/2 (see item 2 of the Endorsement Applicable to IRA Contracts).

GUARANTEED BENEFITS:     Guaranteed Minimum Death Benefit

BENEFICIARY:   [JANE DOE]

SUCCESSOR OWNER/ANNUITANT:    [Applicable if the beneficiary is the spouse at
                              the time of election and time of Owner/Annuitant's death] [Jane Doe]



No. 95IMIRFL-45(NAV)                                                 Data page 1

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                                                       ACCUMULATOR ADVISOR - IRA


PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):      [$10,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o   [Alliance Conservative Investors Fund
o    Alliance Growth Investors Fund
o    Alliance Growth & Income Fund
o    Alliance Common Stock Fund
o    Alliance Global Fund
o    Alliance International Fund
o    Alliance Aggressive Stock Fund
o    Alliance Small Cap Growth Fund
o    Alliance Money Market Fund                             [$2,500.00]
o    Alliance Intermediate Government Securities Fund
o    Alliance High Yield Fund
o    Alliance Equity Index Fund
o    BT Equity 500 Index Fund
o    BT Small Company Index Fund
o    BT International Equity Index Fund
o    Capital Guardian Research Fund
o    Capital Guardian U.S. Equity Fund
o    EQ/Alliance Premier Growth Fund
o    EQ/Evergreen Fund
o    EQ/Evergreen Foundation Fund
o    EQ/Putnam Balanced Fund
o    EQ/Putnam Growth & Income Value Fund
o    MFS Emerging Growth Companies Fund
o    MFS Growth with Income Fund
o    MFS Research Fund                                      [$2,500.00]
o    Merrill Lynch Basic Value Equity Fund
o    Merrill Lynch World Strategy Fund                      [$2,500.00]
o    Morgan Stanley Emerging Markets Equity Fund
o    T. Rowe Price Equity Income Fund
o    T. Rowe Price International Stock Fund
o    Warburg Pincus Small Company Value Fund]               [$2,500.00]


No. 95IMIRFL-45(NAV)                                                 Data page 2

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                                                       ACCUMULATOR ADVISOR - IRA


o    [GUARANTEE PERIODS (CLASS I)
      EXPIRATION DATE AND GUARANTEED RATE]
      [February 15, 2001
       February 15, 2002
       February 15, 2003
       February 15, 2004
       February 15, 2005
       February 15, 2006
       February 15, 2007
       February 15, 2008
       February 15, 2009
       February 15, 2010]
                                                ----------------------
                                                TOTAL:    [$10,000.00]

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.





No. 95IMIRFL-45(NAV)                                                 Data page 3


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                                                       ACCUMULATOR ADVISOR - IRA


PROCESSING DATES (SEE SECTION 1.18): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.03): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

     [APPLICABLE IF PRINCIPAL ASSURANCE IS ELECTED BY THE CONTRACT OWNER]
     If you have elected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02):

     [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR THE TRADITIONAL IRA MARKET:] We will only accept initial Contributions of at least $10,000 in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Subsequent Contributions may be made in an amount of at least $1,000. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer Contributions may be made at any time until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates).

     [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR THE ROTH IRA MARKET:]
     We will only accept initial Contributions of at least $10,000 in the form of either a rollover Contribution from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. Subsequent Contributions may be made in an amount of at least $1,000. Subsequent Contributions may be "regular" Roth IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. We will not accept "regular" IRA Contributions to Roth IRAs. Rollover Contributions and direct custodian-to-custodian transfers can be made any time until you attain age 84.



No. 95IMIRFL-45(NAV)                                                 Data page 4


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                                                       ACCUMULATOR ADVISOR - IRA


     [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR ALL MARKETS:]
     We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than [$1,500,000]. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than [$2,500,000].

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year. (See Data pages, Part C)

We reserve the right to refuse any transfer requests submitted by individuals or firms performing "market timing services" on behalf of multiple owners of our policies and contracts. For purposes of this transfer provision, market timing services are investment advisory services that allow a person or entity (unaffiliated with us) to make simultaneous investment reallocation decisions on behalf of multiple owners of our policies and contracts. We neither endorse nor support the services of such person or entities.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal will be taken.

     [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
     Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01):

     [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
     Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

     [APPLICABLE FOR ROTH IRA CONTRACTS]
     None

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $300; Systematic Withdrawals minimum - $250.

[APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
Minimum Distribution Withdrawals minimum - $250.


No. 95IMIRFL-45(NAV)                                                 Data page 5


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                                                       ACCUMULATOR ADVISOR - IRA


MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit is the sum of all Contributions made, less
  (a) any tax charge that applies and
  (b) the sum of all prior withdrawals and associated withdrawal charges, if any.

[IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
If the Successor Owner/Annuitant election is made upon the Annuitant's death, the Annuity Account Value will be increased to the then current Guaranteed Minimum Death Benefit if such amount is greater. The increase, if any, will be allocated in accordance with the current instructions on file

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): The Normal Form of Annuity is Life Annuity 10 Year Period Certain for annuitization ages up to age 79. For annuitization ages 80 and older, the following applies:

               ANNUITIZATION AGE             LENGTH OF PERIOD CERTAIN
               -----------------             ------------------------
               [Up to age 79                           10
               80 through 81                            9
               82 through 83                            8
               84 through 86                            7
               87 through 89                            6
               90                                       5]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None


No. 95IMIRFL-45(NAV)                                                 Data page 6


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                                                       ACCUMULATOR ADVISOR - IRA


CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04): Annual rate not to exceed
0.50%

No. 95IMIRFL-45(NAV)                                                 Data page 7


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                                                       ACCUMULATOR ADVISOR - IRA


PART C -- THIS PART APPLIES TO THE MARKET VALUE ADJUSTMENT (MVA) TERMS.
------

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): Except as indicated below, if you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE SECTION 10.01): Except as indicated below, if no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MVA ON TRANSFERS AND WITHDRAWALS (SEE SECTION 10.02): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers are permitted to or from the Guaranteed Period Account or among the Guarantee Periods once per quarter during each Contract Year at any time during the quarter. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE SECTION 10.03): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE SECTION 10.05): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 95IMIRFL-45(NAV)                                                 Data page 8


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                                                       ACCUMULATOR ADVISOR - IRA


                           TABLE OF GUARANTEED VALUES


Number of Years Since First                Guaranteed Cash Value Before
      Contribution                           Market Value Adjustment
      ------------                           -----------------------
            1                                     $ 25,750.00
        2 (age 62)                                  26,522.50
            3                                       27,318.18
            4                                       28,137.72
        5 (age 65)                                  28,981.85
            6                                       29,851.31
            7                                       30,746.85
            8                                       31,669.25
            9                                       32,619.33
       10 (age 70)                                  33,597.91

This table illustrates minimum guaranteed Cash Values in the Guaranteed Period Account prior to any market value adjustment. It is based on an initial Contribution of $25,000 allocated 100% to a Guarantee Period with a 10 year maturity and an initial Guaranteed Rate of 3.0%. All new Guaranteed Rates are also assumed to be 3.0% after the initial Guarantee Period expires. This is for illustrative purposes.

Your actual values may differ from those shown above based on the amount and frequency of your Contributions and the actual Guaranteed Rates.

The Guaranteed Paid-Up Monthly Annuity at male age 70 is:

Sex-distinct @ 3% interest:        $181.76
Unisex @ 3% interest:              $164.97

No. 95IMIRFL-45(NAV)                                                 Data page 9